SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                                       Only (as permitted by Rule 14a-6(e)(2))
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[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to ss. 240.14a-12


                           Palatin Technologies, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                           PALATIN TECHNOLOGIES, INC.

                               ANNUAL MEETING 2000

                                TABLE OF CONTENTS
                                   ---------

Notice of Meeting .............................................................1

Voting Procedures and Solicitation ............................................2

Item 1:  Election of Directors ................................................4
         The Nominees .........................................................4
         The Board and Its Committees .........................................6
         Compensation of Directors ............................................6

Item 2:  Approval of Amendment to the 1996 Stock Option Plan ..................7
         The Plan .............................................................7
         Outstanding Options Table ............................................9
         Increase In Plan Shares ..............................................9
         Interest of Management in Share Increase ............................10
         New Option Benefits Table ...........................................10
         Text of Plan Amendment ..............................................11

Item 3:  Ratification of Appointment of Arthur Andersen LLP as
                  Independent Public Accountants .............................11

Executive Officers ...........................................................12
         Executive Compensation ..............................................12
         Summary Compensation Table ..........................................13
         Option Grants in Last Fiscal Year ...................................14
         Aggregated Option Exercises and Fiscal Year-End Option Values .......15
         Ten-Year Option Repricings ..........................................16
         Employment Agreements ...............................................16

Compensation Committee Interlocks and Insider Participation in
     Compensation Decisions ..................................................18

Compensation Committee Report ................................................18

Stock Performance Graph ......................................................22

Stock Ownership Information ..................................................22
         Section 16(a) Beneficial Ownership Reporting Compliance .............22
         Beneficial Ownership of Management and Others .......................23

Certain Relationships and Related Transactions ...............................27

Other Items of Business ......................................................27

Stockholder Proposals For Next Annual Meeting ................................27

Annual Report on Form 10-K ...................................................28

                               [GRAPHIC OMITTED]


                           PALATIN TECHNOLOGIES, INC.

                         103 Carnegie Center, Suite 200
                           Princeton, New Jersey 08540



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


DATE                Wednesday, November 15, 2000

TIME                9:30 a.m., Eastern time

PLACE Palatin's executive offices, 103 Carnegie Center, Suite 200, Princeton, New Jersey 08540

RECORD DATE         October 6, 2000

ITEMS OF            (1) election of directors;
BUSINESS            (2) approval of an amendment to our 1996 stock option plan;
                    (3) ratification of appointment of our independent public
                        accountants for the fiscal year ending June 30, 2001;
                        and
                    (4) any other matters properly brought before the meeting.

STOCKHOLDER         A list of all stockholders entitled to vote at the meeting
LIST                will be available for examination by any stockholder, for
                    any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our executive offices, 103 Carnegie Center, Suite 200, Princeton, New
                    Jersey 08540.

ANNUAL              A copy of our annual report on Form 10-K for the year ended
REPORT              June 30, 2000 accompanies this notice.



                                    By order of the board of directors,

                                    STEPHEN T. WILLS, Secretary
                                    October 17, 2000

                           PALATIN TECHNOLOGIES, INC.

                               ANNUAL MEETING 2000


                                 PROXY STATEMENT


                       VOTING PROCEDURES AND SOLICITATION


YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card. Your prompt voting may save us the expense of following up with a second mailing. We began sending out these proxy materials on approximately October 19, 2000.


METHODS OF VOTING

You may vote by signing and returning the enclosed proxy card, or by voting in person at the meeting. If you send in a proxy card, and also attend the meeting in person, the proxy holders will vote your shares as you instructed on your proxy card, unless you inform the Secretary at the meeting that you wish to vote in person.


REVOKING A PROXY

You may revoke your proxy by:

         o        signing and returning another proxy card at a later date;

         o sending written notice of revocation to the Secretary at our executive offices, 103 Carnegie Center, Suite 200, Princeton, New Jersey 08540; or

         o        informing the Secretary and voting in person at the meeting.

To be effective, a later-dated proxy or written revocation must arrive at our corporate offices before the start of the meeting.



PROXY SOLICITATION

We are soliciting the enclosed proxy card on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers and employees may solicit proxies by telephone or fax. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.


                            PROXY STATEMENT, PAGE 2

HOW PROXY CARDS ARE VOTED
The proxy holders named on the proxy card are Carl Spana, Ph.D., president, chief executive officer and director, and Stephen T. Wills, executive vice president, chief financial officer, secretary and treasurer. The proxy holders will vote shares according the stockholder's instructions on the proxy card. If a signed proxy card does not contain instructions, then the proxy holders will vote the shares FOR the election of the director nominees listed on the card; FOR the amendment to our 1996 stock option plan; FOR ratifying the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending June 30, 2001; and in their discretion on any other business which may properly come before the meeting.


QUORUM AND VOTES REQUIRED

A majority of the votes of outstanding shares of common stock and Series A preferred stock, represented at the meeting in person or by proxy, constitutes a quorum. Abstentions and broker non-votes will count towards the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner. Common stock and Series A preferred stock will vote together as one class on the three items of business listed on the proxy card.

         o Directors are elected by a plurality of votes cast, so the five nominees receiving the most votes will be elected. Stockholders who do not wish to vote for one or more of the individual nominees may withhold authority in the space provided on the proxy card. Abstentions and broker non-votes will count neither for nor against election.

         o Approving the amendment to the 1996 stock option plan requires the affirmative vote of a majority of all shares represented at the meeting. Abstentions and broker non-votes will therefore count against approval of the amendments.

         o Ratifying the appointment of the independent public accountants for the fiscal year ending June 30, 2001 requires a majority of the votes cast. Abstentions and broker non-votes will count neither for nor against ratification.


VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

Holders of common stock and of Series A preferred stock at the close of business on the record date of October 6, 2000, are entitled to vote at the meeting.

     Common stock:             10,022,924 shares outstanding, one vote per share

     Series A preferred stock: 30,917 shares outstanding, 21.41 votes per share



                            PROXY STATEMENT, PAGE 3

                         ITEM ONE: ELECTION OF DIRECTORS

           We recommend voting FOR the five nominees listed on the proxy card. At the meeting, the five nominees who receive the most votes will be elected as directors to serve until the next annual meeting, or until their successors are elected and qualified. Each of the nominees is currently a director. If any of the nominees should become unavailable to serve on the board, the proxy holders will vote your shares for a board-approved substitute, or the board may reduce the number of directors.

                                  THE NOMINEES

Name                                   Age        Position with Palatin
----                                   ---        ---------------------
Carl Spana, Ph.D.                       38        President, chief executive
                                                    officer and director
Charles L. Putnam                       47        Executive vice president,
                                                    chief operating officer and
                                                    director
John K.A. Prendergast, Ph.D. (1) (2)    46        Director, chairman of the
                                                    board of directors
Robert K. deVeer, Jr. (1) (2)           54        Director

Kevin S. Flannery (1) (2)               55        Director
--------------------------------------
(1)  Member of the audit committee.

(2)  Member of the compensation committee.


     CARL SPANA, Ph.D., has been our president and chief executive officer since June 14, 2000. He has been a director of Palatin since June 1996 and has been a director of our wholly-owned subsidiary, RhoMed Incorporated, since July 1995. From June 1996 through June 14, 2000, Dr. Spana served as an executive vice president and our chief technology officer. From June 1993 to June 1996, Dr. Spana was vice president of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical merchant banking firm, and of The Castle Group Ltd., a medical venture capital firm. At Paramount Capital Investments and at Castle Group, Dr. Spana was responsible for discovering, evaluating, and commercializing biotechnologies. Through his work at Paramount Capital Investments and Castle Group, Dr. Spana co-founded and acquired several private biotechnology firms. From July 1991 to June 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb, a publicly traded pharmaceutical company, where he was involved in scientific research in the field of immunology. Dr. Spana is a director of and was interim president of AVAX Technologies, Inc., a publicly traded medical technology company. Dr. Spana received his Ph.D. in molecular biology from The Johns Hopkins University and his B.S. in biochemistry from Rutgers University.

                            PROXY STATEMENT, PAGE 4

         CHARLES PUTNAM has been an executive vice president since June 1996, chief operating officer since June 1998 and a director since December 1998. He is responsible for operations, product development and regulatory and clinical affairs. From July 1994 to May 1996, Mr. Putnam was executive vice president, research and development, of MedChem Products, Inc., a publicly traded medical device company, which in September 1995 was merged into C.R. Bard, Inc. At MedChem, Mr. Putnam was responsible for product development, regulatory affairs, clinical research and quality control. From March 1993 to July 1994, Mr. Putnam was vice president of operations and research and development of Life Medical Sciences, Inc., a publicly traded biotechnology company, where he was responsible for all aspects of manufacturing, product development and regulatory affairs for Life Medical Sciences' commercial product line. From March 1983 to March 1993, Mr. Putnam was employed by American Cyanamid Corporation in a variety of positions, including director of device development.

     JOHN K. A. PRENDERGAST, Ph.D. has been chairman of the board since June 14, 2000, and a director since August 1996. Dr. Prendergast has served as president and principal of Summercloud Bay, Inc., a biotechnology consulting firm, since 1993. He is a co-founder and/or a member of the board of Ingenex, Inc., Optex Ophthamologics, Inc., Gemini Gene Therapies, Inc., Channel Therapeutics, Inc., Xenometrix, Inc., Avigen, Inc., and AVAX Technologies, Inc. From October 1991 through December 1997, Dr. Prendergast was a managing director of Paramount Capital Investments, LLC and a managing director of The Castle Group Ltd. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in administration and management from Harvard University.

     ROBERT K. deVEER, JR. has been a director since December 1998. Since January 1997, Mr. deVeer has been the president of deVeer Capital LLC, a private investment company. From 1995 until his retirement in 1996, Mr. deVeer served as Managing Director, Head of Industrial Group at New York-based Lehman Brothers. From 1973 to 1995, he held increasingly responsible positions at New York-based CS First Boston, including Head of Project Finance, Head of Industrials and Head of Natural Resources. He was a managing director, member of the investment banking committee, and a trustee of the First Boston Foundation. He received a B.A. in economics from Yale University and an M.B.A. in finance from Stanford Graduate School of Business.

     KEVIN S. FLANNERY has been a director since March 2000. Since 1992, Mr. Flannery has served as president of Whelan Financial Corp., a consulting and investment firm, and from 1994 to 1997 Mr. Flannery also served as president of Whelan Securities Corp., an NASD member brokerage firm. From 1975 to 1992, Mr. Flannery was senior managing director at Bear, Stearns & Co., Inc. where he was the head of listed equity trading. From 1974 to 1975, Mr. Flannery was first vice president at White, Weld & Co., Inc. where he was the head of the arbitrage department and co-head of the equity trading department. Prior to this, Mr. Flannery was a senior trader at Goldman, Sachs & Co. Mr. Flannery is a graduate of Columbia University.

                            PROXY STATEMENT, PAGE 5

     All directors were elected at the annual stockholders' meeting on June 17, 1999, except Mr. Flannery, who was elected by the board on March 15, 2000. Executive officers are appointed by the board and serve at the discretion of the board. Each officer holds his position until his successor is appointed and qualified. The three executive officers hold office under employment agreements, all of which expire September 10, 2001.


THE BOARD AND ITS COMMITTEES

         COMMITTEES AND MEETINGS. The board has an audit committee and a compensation committee. The board does not have a nominating committee. The board met eight times in the fiscal year ended June 30, 2000. The audit committee met once in the last fiscal year and the compensation committee met twice in the last fiscal year. Each director has attended at least 75% of the total number of meetings of the board and committees of the board on which he served.

     AUDIT COMMITTEE. The audit committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The audit committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of our internal control procedures. The audit committee is composed of Dr. Prendergast, Mr. deVeer and Mr. Flannery.

     COMPENSATION COMMITTEE. The compensation committee reviews and recommends to the board remuneration arrangements, compensation plans and option grants for our officers, key employees, directors and others, and administers our 1996 stock option plan. The compensation committee is composed of Dr. Prendergast, Mr. deVeer and Mr. Flannery.

     DURATION OF OFFICE. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

     DIRECTOR RESIGNATIONS. Edward J. Quilty resigned as a director effective June 13, 2000. James T. O'Brien and Robert G. Moussa resigned as a directors effective July 31, 2000.


COMPENSATION OF DIRECTORS

     NON-EMPLOYEE DIRECTORS' INITIAL OPTION GRANTS. When a non-employee director is first elected to the board, he receives an option to purchase an amount of common stock determined by the board, up to 10,000 shares, at the market value on the date of grant. Mr. deVeer and Mr. Flannery each received an option to purchase 10,000 shares upon joining the board. These options vest as to 25% of the option per year, starting one year after the date of grant, and expire 10 years from the date of grant.

     NON-EMPLOYEE DIRECTORS' ANNUAL OPTION GRANTS. Each non-employee director receives annually, at the first meeting of the board following the annual stockholders' meeting, an option to purchase 10,000 shares of common stock at the market price on the date of grant. These

                            PROXY STATEMENT, PAGE 6
options vest as to 1/3 on the date of grant, and as to 1/3 on the two following anniversaries of the date of grant. They expire 10 years from the date of grant.

         NON-EMPLOYEE DIRECTORS' OPTIONS IN LIEU OF ANNUAL FEES. Starting June 13, 2000, board members receive no cash compensation for service as directors, other than reimbursement of expenses. Beginning with calendar year 2001, in lieu of cash fees, each non-employee director will receive annually an option to purchase 15,000 shares of common stock at the lowest closing price between December 1st and December 15th preceding the start of the calendar year. These options will vest in 12 monthly installments, and expire 10 years from the date of grant.

         Before June 13, 2000, non-employee directors received a cash fee of $12,000 per calender year, plus reimbursement of expenses, for services as a director. In lieu of the $12,000 annual fee, a non-employee director could elect to receive an option for the number of shares of common stock which would be purchasable for $24,000, at the market price per share on December 12 preceding the start of the calendar year. These options vest in 12 monthly installments and expire 10 years from the date of grant. Mr. deVeer elected to receive options to purchase 8,533 shares of common stock at $2.8125 per share (the market price on the first trading day after December 12, 1999), in lieu of his $12,000 fee for calendar year 2000. Mr. Flannery elected to receive an option to purchase 7,111 shares of common stock at $2.8125, in lieu of his prorated fee for the remainder of calendar year 2000 after his election to the board in March 2000.

         EMPLOYEE DIRECTORS. Employee directors are not separately compensated for services as directors, but are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board and any committees on which they serve.





                     ITEM 2: APPROVAL OF AN AMENDMENT TO THE
                             1996 STOCK OPTION PLAN

         We recommend voting FOR the approval of the amendment to our 1996 stock option plan described in this section. The purpose of the amendment is to increase the number of shares available for issuance under the plan. The text of the amendment is set forth at the end of this section of the proxy statement.



THE PLAN

     The 1996 stock option plan, which the stockholders approved in August 1997, is our only active stock option plan. Some options to purchase common stock are still outstanding under other plans, but those plans are not available for granting new options. The 1996 plan will terminate in August 2006. Its purpose is to allow us to provide additional non-cash compensation and incentives, in the form of options to purchase common stock, to our employees, non-employee directors and consultants.


                            PROXY STATEMENT, PAGE 7

     TERMS OF OPTIONS. Recipients do not pay any consideration for the grant of an option, but will pay us the exercise price for common stock purchasable under an option if and when they choose to exercise the option. The exercise price per share for stock underlying the option must be at least the market price of common stock, as quoted on AMEX (or previously on NASDAQ or the OTC Bulletin Board(R)), on the date of grant. The market price of common stock on October 10, 2000 was $5.6875 per share. The maximum period for exercise of any option under the plan is 10 years from the date of grant. The vesting schedule of each option is determined at the time of grant.

     TAX CONSEQUENCES. Options granted under the plan may be either tax-qualified employee incentive options or non-qualified options. Qualified options can be granted only to employees, while non-qualified options can be granted to employees, non-employee directors, and consultants.

     o In the case of qualified options, neither grant nor exercise results in compensation income to the employee or a compensation deduction for the company. If the employee holds the stock issued on exercise for a holding period of at least two years after the date of grant, or one year after the exercise (whichever is longer), then upon subsequent sale of the stock, the employee will recognize as capital gains income (not compensation income) the difference between the sale price and the exercise price. If the employee sells the stock before the prescribed holding period has passed (a "disqualifying disposition"), then the employee will recognize as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. That compensation income will be added to the basis of the option stock in determining the capital gain, if any, on the disqualifying disposition.

     o In the case of non-qualified options, the grant does not result in compensation income for the option holder or a compensation deduction for the company. The exercise of a non-qualified option results in the option holder recognizing as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. The company would have a compensation deduction in the same amount.

     ADMINISTRATION AND ELIGIBILITY. The plan is administered by the compensation committee of the board or by the full board. We currently have 27 employees, including three executive officers, and three non-employee directors who are eligible to receive options under the plan. Independent consultants may also receive options.

     OPTIONS GRANTED TO MANAGEMENT AND EMPLOYEES. The following table shows all outstanding options, whether currently exercisable or not, granted under the plan to current executive officers, directors and employees who are not executive officers or directors. The figure for Dr. Prendergast includes options granted to Summercloud Bay, Inc., a consulting firm of which he is president and sole stockholder.

                            PROXY STATEMENT, PAGE 8

                            OUTSTANDING OPTIONS TABLE
                                                                 Number of
Name and Position                                             Option Shares*
-----------------                                             --------------
Carl Spana, Ph.D., president, chief executive officer,              380,000
     chief technology officer and director
Charles L. Putnam, executive vice president, chief                  405,000
     operating officer and director
Stephen T. Wills, executive vice president and chief                396,250
     financial officer, secretary and treasurer
John K.A. Prendergast, Ph.D., director and chairman                 156,667
     of the board
Robert K. deVeer, Jr., director                                      84,440
Kevin S. Flannery, director                                          17,111
THREE EXECUTIVE OFFICERS AS A GROUP:                              1,181,250
THREE NON-EMPLOYEE DIRECTORS AS A GROUP:                            258,218
NON-EXECUTIVE OFFICER EMPLOYEES AS A GROUP:                         371,750
------------------------------------
     *Outstanding on October 16, 2000, under the 1996 plan only. Dr. Spana and Mr. Putnam also hold options to purchase 100,962 shares each, granted under other plans. Non-executive officer employees hold options to purchase an aggregate of 21,136 shares, granted under other plans.


INCREASE IN PLAN SHARES

     The board has authorized an increase in the number of shares of common stock available for issuance under the plan from 2,500,000 shares to 5,000,000 shares. Any increase in the number of shares available under the plan requires stockholder approval. Options to purchase 2,432,645 shares are already outstanding. Options to purchase 26,241 shares have been exercised. This leaves only 41,114 shares available for future grants. The board has granted options to purchase another 399,125 shares, subject to stockholder approval of the increase in plan shares. These grants include options for 125,000 shares granted to executive officers, for 150,000 shares to non-executive directors, and for 124,125 shares granted to other employees. After taking into account these conditional grants for 399,125 shares, if the stockholders approve the increase, 2,141,989 shares will be available for future grants. The board believes that our ability to continue providing non-cash compensation and incentives in the form of stock options is crucial to our ability to attract, retain and motivate talented employees, consultants and non-employee directors.



                            PROXY STATEMENT, PAGE 9

INTEREST OF MANAGEMENT IN SHARE INCREASE

     The grant of options for a total of 399,125 shares of common stock, subject to stockholder approval of the increase in shares available under the plan, includes options for a total of 275,000 shares granted to our executive officers and non-employee directors, as shown in the "New Option Benefits Table" below. The board granted these options as of August 1, 2000, and the exercise price for all of these options is $5.125 per share. The figure for Dr. Prendergast includes options granted to Summercloud Bay.

     The vesting periods for these options vary from immediate vesting to vesting over a four-year period starting one year from the date of grant. All of these options expire 10 years from the date of grant. The dollar value of the options is calculated for purposes of this table on the basis of a market price per share on October 10, 2000, as quoted on AMEX, of $5.6875 per share. None of the options will be exercisable unless and until the stockholders approve the proposed increase in the shares available under the plan.

                           NEW OPTION BENEFITS TABLE

                                                                  Number of
Name and Position                              Dollar Value    Option Shares
-----------------                              ------------    -------------
Carl Spana, Ph.D., president, chief executive     $56,250         100,000
     officer and director
Stephen T. Wills, executive vice president        $14,063          25,000
     and chief financial officer, secretary
     and treasurer
Charles L. Putnam, executive vice president,           $0               0
     chief operating officer and director
John K.A. Prendergast, Ph.D., director and        $56,250         100,000
     chairman
Robert K. deVeer, Jr., director                   $14,063          25,000
Kevin S. Flannery, director                       $14,063          25,000
THREE EXECUTIVE OFFICERS AS A GROUP:              $70,313         125,000
THREE NON-EXECUTIVE DIRECTORS AS A GROUP:         $84,375         150,000
NON-EXECUTIVE OFFICER EMPLOYEES AS A GROUP:       $69,820         124,125


In the event that the stockholders do not approve the proposed increase in the shares available under the plan, the options shown above will terminate. If the stockholders do approve the increase, the options shown above will become effective, and the balance of 2,141,989 shares available under the plan will become available for further grants to directors and officers, as well as to other employees and consultants.


                            PROXY STATEMENT, PAGE 10

TEXT OF PLAN AMENDMENT

     Section 3 of the plan will be amended to read as follows (changed language is bracketed and struck through):

         3.    STOCK SUBJECT TO PLAN.
               [2,500,000] 5,000,000 of the authorized but unissued shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.



                     ITEM 3: RATIFICATION OF APPOINTMENT OF
                       ARTHUR ANDERSEN LLP AS INDEPENDENT
                               PUBLIC ACCOUNTANTS

         We recommend voting FOR the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending June 30, 2001. Arthur Andersen has served as our independent public accountant since July 9, 1996. We have requested that a representative of Arthur Andersen attend the meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.











                  [remainder of page intentionally left blank]



                            PROXY STATEMENT, PAGE 11

                               EXECUTIVE OFFICERS

Name                    Age      Position with Palatin
----                    ---      ---------------------
Carl Spana, Ph.D.        38      President, chief executive officer and director
Stephen T. Wills         43      Executive vice president and chief financial
                                      officer, secretary and treasurer
Charles Putnam           47      Executive vice president, chief operating
                                      officer and director

Executive officers are appointed by the board and serve at the discretion of the board. Each officer holds his position until his successor is appointed and qualified. All of the current executive officers hold office under employment agreements. The employment agreements with Dr. Spana, Mr. Wills and Mr. Putnam all expire September 10, 2001.

     Additional information about Dr. Spana and Mr. Putnam is included under
Item 1: Election of Directors.

     STEPHEN T. WILLS has been a vice president and our chief financial officer since November 1997. From July 1997 to August 2000, Mr. Wills was a vice president and the chief financial officer of Derma Sciences, Inc., a publicly held company which provides wound and skin care products, and currently serves as a director of Derma. From 1991 to August 2000, he was the president and chief operating officer of Golomb, Wills & Company, P.C., a public accounting firm. Mr. Wills, a certified public accountant, received his B.S. in accounting from West Chester University, and an M.S. in taxation from Temple University.


EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to our chief executive officer, former chief executive officer, and the other named executive officers for the last three fiscal years. With respect to the persons and periods covered in the following table, we made no restricted stock awards, have no outstanding stock appreciation rights ("SARs") and have no long-term incentive plan ("LTIP").




                        [TABLE APPEARS ON FOLLOWING PAGE]



                            PROXY STATEMENT, PAGE 12


                           SUMMARY COMPENSATION TABLE
                                                                               Long Term
                                                                             Compensation
                                                                          ------------------
                          Annual Compensation                                   Awards
-----------------------------------------------------------------------   ------------------
                                                                                                 All other
Name and                                                                        Option            Compen-
Principal Position              Year          Salary           Bonus           Shares(1)          sation
------------------              ----          ------           -----           ---------         --------
Carl Spana, Ph.D., chief        2000         $191,490         $55,000           225,000              --
executive officer               1999         $183,266           --              100,000              --
                                1998         $160,298         $25,000            74,196(2)          $87(3)

Stephen T. Wills, chief         2000         $154,725         $45,000           200,000          $7,111(4)
financial officer               1999          $40,417           --              100,000         $48,198(5)
                                1998            --              --               56,250         $42,144(5)

Charles Putnam, chief           2000         $221,763         $65,000           250,000          $8,401(4)
operating officer               1999         $207,626           --              100,000          $7,025(4)
                                1998         $160,298         $30,000            74,196(6)       $3,812(4)

Edward J. Quilty, former        2000         $355,006        $200,984           276,460          $8,401(4)
chief executive officer(7)      1999         $358,567           --              100,000          $6,989(4)
                                1998         $334,395         $64,200            24,067(8)       $3,812(4)

----------------------------------

(1)  The security underlying all options listed is common stock.

(2) Includes an option to purchase 74,196 shares of common stock at $1.00 per share granted on March 24, 1998, under a stock option agreement with Dr. Spana. The March 24, 1998 option replaced a canceled option to purchase the same number of shares at $4.96 per share, included in the 1996 total. Excluding that replacement option, Dr. Spana received no additional options during fiscal 1998.

(3)  Premiums paid for disability insurance policy.

(4)  Premiums paid for health insurance policies.


                            PROXY STATEMENT, PAGE 13

(5) Amounts paid to the accounting firm of Golomb, Wills & Co. for consulting services.

(6) Includes an option to purchase 74,196 shares of common stock at $1.00 per share granted on March 24, 1998, under a stock option agreement with Mr. Putnam. The March 24, 1998 option replaced a canceled option to purchase the same number of shares at $4.96 per share, included in the 1996 total. Excluding that replacement option, Mr. Putnam received no additional options during fiscal 1998.

(7)  Mr. Quilty resigned effective June 13, 2000.

(8) Includes an anti-dilution option to purchase 7,803 shares of common stock at $.20 per share granted on March 24, 1998, pursuant to the terms of Mr. Quilty's employment agreement. The March 28, 1998 option replaced a canceled option to purchase the same number of shares at $4.96 per share, originally granted under the 1997 Executive Officers Stock Option Plan and included in the 1997 total. Excluding that replacement option, Mr. Quilty received options to purchase a total of 16,264 shares during fiscal 1998.



OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows options granted to our three executive officers and the former chief executive officer during the fiscal year ended June 30, 2000. All of the options listed were granted under our 1996 stock option plan, and the underlying security is common stock. All options are fully vested unless otherwise noted. The exercise price for each option is equal to the market price of common stock on the date of grant, except for the option for 176,460 shares granted to Edward J. Quilty under the terms of his employment agreement. We have not granted any stock appreciation rights (" SARs").







                        [TABLE APPEARS ON FOLLOWING PAGE]


                            PROXY STATEMENT, PAGE 14

                                                   OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------|
                                                                              |         Potential Realizable
                                                                              |           Value at Assumed
                         Number of      % of Total                            |            Annual Rates of
                         Securities       Options                             |              Stock Price
                         Underlying     Granted to     Exercise               |           Appreciation for
                          Options        Employees     or Base                |             Option Term**
                           Granted       in Fiscal      Price      Expiration |   --------------------------------------
        Name                (#)            Year          ($/Sh)         Date  |       0%($)        5%($)         10%($)
---------------------- --------------- -------------- ----------- ------------|-------------------------------------------
                                                                              |
Carl Spana, Ph.D.              75,000*      7.1%         $4.8750    07/08/09  |         $0       $229,950       $582,713
Carl Spana, Ph.D.             150,000      14.3%         $3.0625    10/05/09  |         $0       $288,900       $732,120
Stephen T. Wills               50,000*      4.8%         $4.8750    07/08/09  |         $0       $153,300       $388,475
Stephen T. Wills              150,000      14.3%         $3.0625    10/05/09  |         $0       $288,900       $732,120
Charles Putnam                100,000*      9.5%         $4.8750    07/08/09  |         $0       $306,600       $776,950
Charles Putnam                150,000      14.3%         $3.0625    10/05/09  |         $0       $288,900       $732,120
Edward J. Quilty              176,460      16.8%         $0.2000    06/13/04  |   $824,950     $1,365,977     $2,195,956
Edward J. Quilty              100,000       9.5%         $3.1250    06/13/04  |         $0       $196,530       $498,040

-----------------------------------

     * The option became exercisable as to 33% on July 8, 1999 and 2000, and will become exercisable as to the remaining 34% on July 8, 2001.

     ** "Potential realizable value" is shown in response to SEC rules which require the information, for illustration only. The values shown are not representations or projections of future stock prices or the future value of common stock.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

     No current executive officer exercised any options during the fiscal year ended June 30, 2000. We have not granted any SARs. Fiscal year-end values in the following table are based on a last reported sale price for the common stock, as reported on AMEX on June 30, 2000 of $7.00 per share.



                        [TABLE APPEARS ON FOLLOWING PAGE]


                            PROXY STATEMENT, PAGE 15

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION VALUES

                                                                                             Value of
                                                      Shares Underlying                     Unexercised
                                                        Unexercised                         In-the-Money
                         Shares                          Options at                          Options at
                        Acquired                      Fiscal Year End,                     Fiscal Year End,
                           on        Value        ----------------------------       -----------------------------
        Name            Exercise    Realized     Exercisable     Unexercisable       Exercisable     Unexercisable
---------------------- ----------- ----------- --------------------------------- -----------------------------------
Carl Spana, Ph.D.          0         $0.00         440,962          67,250            $1,435,247          $183,281
Charles Putnam             0         $0.00         465,962          84,000            $1,452,779          $218,875
Stephen T. Wills           0         $0.00         356,250          50,500              $966,125          $147,688
Edward J. Quilty        59,898     $237,825        562,541             0              $2,626,792                $0



TEN-YEAR OPTION REPRICINGS

     We did not adjust or amend the exercise price of any stock options during the fiscal year ended June 30, 2000. We have not granted any SARs. The following table shows all option repricings for all executive officers at any time during the last 10 years, except for repricings which may have been effected before we became a publicly held company in 1993:

                                         TEN-YEAR OPTION REPRICINGS

                                   Number of        Market                                          Length of
                                   Securities      Price of        Exercise                         Original
                                   Underlying      Stock at        Price at                        Option Term
                                    Options         Time of        Time of          New           Remaining at
                                  Repriced or    Repricing or    Repricing or     Exercise           Date of
                                    Amended        Amendment      Amendment        Price          Repricing or
Name                     Date         (#)             ($)            ($)            ($)             Amendment
---------------------- --------- --------------- -------------- --------------- ------------- ----------------------
Carl Spana, Ph.D.      3/24/98       74,196          $6.25          $4.96          $1.00        8 years 3 months
Charles Putnam         3/24/98       74,196          $6.25          $4.96          $1.00        8 years 3 months
Edward J. Quilty       3/24/98       7,803           $6.25          $4.96          $0.20        9 years 2 months
Edward J. Quilty       9/27/96       70,257         $10.50          $5.42          $0.20        8 years 3 months



EMPLOYMENT AGREEMENTS

     CARL SPANA, PH.D., STEPHEN T. WILLS AND CHARLES PUTNAM. Dr. Spana, Mr. Wills and Mr. Putnam have entered into employment agreements for a three-year period commencing September 11, 1998. Dr. Spana is serving as president and chief executive officer (formerly as an executive vice president and chief technology officer), at a salary of $265,000 per year. Mr. Wills is serving as an executive vice president, chief financial officer, secretary and treasurer, at a


                            PROXY STATEMENT, PAGE 16
salary of $205,000 per year. Mr. Putnam is serving as an executive vice president and chief operating officer, at a salary of $242,500. Each is entitled to receive annual bonus compensation of up to one year's base salary, in an amount to be decided by the compensation committee based on their achievement of yearly objectives. Each is also entitled to participate in all bonus and benefit programs that we establish, to the extent his position, tenure, salary, age, health and other qualifications make him eligible to participate.

     Upon entering into their employment agreements, the three officers each received an option to purchase 50,000 shares of common stock, at a price of $2.50 per share (market value on the date of grant). The options vested in three equal yearly installments starting on September 11, 1998 and expire September 11, 2008.

     The agreements originally contained anti-dilution protections which required us to issue additional options if, during the term of the employment agreement, we sold securities which increased the outstanding common stock by 40% or more. The three officers have waived these anti-dilution protections.

     Each agreement allows us or the employee to terminate the agreement on 30 days' notice, and contains other provisions for termination by the company for "cause," or by the employee for "good reason" or due to a "change in control" (as these terms are defined in the employment agreements). Early termination may, in some circumstances, result in accelerated vesting of stock options and/or severance pay for a one-year period at the rate of base salary, cash bonus and benefits then in effect. Each agreement contains non-competition, non-solicitation and confidentiality covenants.

     EDWARD J. QUILTY. Mr. Quilty served as the president and chief executive officer of Palatin and our wholly-owned subsidiary, RhoMed Incorporated, under an employment agreement which commenced on November 16, 1995 and terminated with Mr. Quilty's resignation on June 13, 2000.

     Mr. Quilty's minimum base salary was $300,000 per year. At the time of his resignation, his salary was $360,465 per year. We had agreed to reimburse Mr. Quilty for premiums and other payments to maintain a $1,000,000 term life insurance policy. Mr. Quilty could also participate in any benefit plans available to the company's other senior executives, and in any directors' and officers' liability insurance which we maintain.

     Anti-dilution protections in the employment agreement required us to issue options with an exercise price of $0.20 per share, so that during the term of the agreement, Mr. Quilty always had options to purchase the number of shares of common stock (together with shares already purchased on the exercise of such options) equal to not less than 3.75% of our outstanding common stock on a fully diluted basis. Mr. Quilty's employment agreement also contained provisions for severance pay, non-competition, confidentiality and indemnification.

     Mr. Quilty's employment agreement terminated on June 13, 2000 and we entered into a separation agreement with Mr. Quilty which superceded all of the terms of his employment agreement. We amended the separation agreement on October 6, 2000. Under the separation agreement, Mr. Quilty will receive:

                            PROXY STATEMENT, PAGE 17

     o    severance pay of $400,000 in 24 equal monthly installments;

     o continued payment of premiums for health, life and disability insurance for up to 24 months; and

     o accelerated vesting of all outstanding stock options and extension of the term of all options to June 13, 2004.

The separation agreement limits the amount of stock which Mr. Quilty can sell on any one day. We will file a registration statement by December 31, 2000, registering any unregistered shares of Mr. Quilty's common stock and common stock issuable on exercise of options.

     The separation agreement contains mutual waivers and releases of all employment-related claims and mutual promises not to sue.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS.

     During the fiscal year ended June 30, 2000, Dr. Prendergast and former directors Quilty, O'Brien and Moussa served on the compensation committee.

     Dr. Prendergast is the president and sole stockholder of Summercloud Bay, Inc., a corporation with which we have had a consulting agreement since October 1997, to provide strategic and technology consulting services. Under the agreement, we paid Summercloud Bay $54,000 per year for its services, and granted Summercloud Bay a stock option under the 1996 stock option plan to purchase 50,000 shares of common stock at $7.75 per share. That option is now fully vested and expires in December 2007. Effective June 2000, we amended the agreement with Summercloud Bay to provide that we will pay $116,000 per year for its services, and issue an option to purchase 100,000 shares of common stock at $5.125 per share.

     Mr. Quilty served as the president and chief executive officer of Palatin and RhoMed under an employment agreement which commenced on November 16, 1995 and terminated with Mr. Quilty's resignation on June 13, 2000. He was an ex officio member of the compensation committee. We have described his employment and separation agreements above, under the heading "Employment Agreements."

     There are no compensation committee interlocks with other companies.


COMPENSATION COMMITTEE REPORT

     The compensation committee of the board makes recommendations to the board about compensation of executive officers. The committee also administers the 1996 stock option plan and may grant options to non-management employees and consultants, but it is the board's policy to have the full board review and approve all option grants which the committee recommends for executive officers and directors. The committee also reviews and makes recommendations to the board concerning proposed employment agreements with executive officers. For executive officers, the committee evaluates performance and determines compensation policies and levels.

                            PROXY STATEMENT, PAGE 18

The members of the compensation committee are not, and have never been, employees or executive officers of Palatin. Dr. Prendergast has served on the committee since 1996. Mr. deVeer and Mr. Flannery have served on the committee since August 2000.

     EXECUTIVE COMPENSATION POLICY. Competition for qualified senior management personnel in Palatin's industry is intense. In order to attract and retain qualified personnel, Palatin must offer compensation which is both comparable to similarly situated companies in current salary and benefits, and includes the potential for substantial rewards if Palatin is successful over the long term. Palatin's aim is to attract, retain and reward executive officers and other key employees who contribute to its long-term success and to motivate those individuals to enhance long-term stockholder value. It is Palatin's policy to enter into employment agreements with executive officers, preferably with an initial term of three years. To establish this relationship between executive compensation and creation of stockholder value, the board has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of the compensation philosophy are:

     o Palatin pays compensation at levels competitive with other biotechnology companies with which Palatin competes for talent.

     o Palatin maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     o Palatin provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to Palatin's business challenges and opportunities as owners and not just as employees.

     DETERMINING EXECUTIVE COMPENSATION. The committee usually meets twice per year to review how well management compensation is serving Palatin's goals, to make recommendations to the board for any adjustments, and to recommend annual compensation for the coming year. Palatin's chief financial officer and human resources manager gather and report on information about compensation levels in comparable companies. We review the performance of each executive officer and the financial condition of the company. We then consider the following major components of executive compensation:

     BASE SALARY. The employment agreement with each executive sets an initial base salary, which is competitive in our industry, given the executive's experience and qualifications, at the time we enter into the agreement. The committee annually reviews each executive officer's base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices. If salaries at comparable companies appear to have increased, we recommend similar increases, but only if each executive's historical performance warrants an increase and if the increase is prudent in view of Palatin's financial condition.

                            PROXY STATEMENT, PAGE 19

     ANNUAL BONUS. In addition to the competitive base salary, we intend to reward executives each year for the achievement of specific goals, which may be financial, operational or technological. We consider objectively measurable goals, such as obtaining new investment capital, negotiating valuable contracts, or meeting regulatory requirements, and more subjective goals, such as quality of management performance and consistency of effort. Palatin's objectives consist of operating, strategic and financial goals that the board considers to be critical to Palatin's overall goal: building stockholder value. Our recommendations for cash bonuses also take into account Palatin's liquidity and capital resources at the time. Until Palatin's operations generate substantial income, we may recommend bonuses which consist partly or mainly of stock options. Stock options granted as part of bonus compensation will usually be immediately exercisable, or will vest over a shorter time than other incentive options.

     LONG-TERMINCENTIVES. At present, Palatin's only long-term incentive program is its 1996 stock option plan. Palatin does not have a defined benefit pension plan, and contributions to executives' accounts under Palatin's 401K plan are limited by federal tax regulations. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the plan is at least 100% of fair market value of the common stock on the date of grant. Employees receive value from these grants only if the common stock appreciates over the long-term. We determine the size of option grants based on competitive practices at leading companies in the biotechnology industry and Palatin's philosophy of significantly linking executive compensation with stockholder interests.

     FISCAL YEAR 2000 COMPENSATION. For the fiscal year ended June 30, 2000, base salary increases for all of the executive officers reflected increases in comparable salary figures for the industry, and overall progress toward Palatin's corporate and product development goals. The increase in Mr. Wills' total salary also reflects the fact that fiscal year 2000 was his first full year as an employee of Palatin. Cash bonuses and stock option grants for the executive officers similarly reflected achievement of corporate and development goals, as well as sufficient liquidity to allow payment of substantial cash bonuses. The higher level of option grants to executive officers in fiscal 2000 over fiscal 1999 was mainly to compensate for the lack of cash bonuses in fiscal 1999, which was due to the need to conserve cash at the time.

     The base salary, bonus and grants of stock options for Edward Quilty, our former CEO, were determined in accordance with the criteria described above under "Determining executive compensation." Mr. Quilty's compensation reflects the board's subjective assessment of (1) his performance, (2) his skills in relation to other CEOs in Palatin's industry, and (3) the board's assessment of Palatin's performance. Considering these factors, the committee set Mr. Quilty's base annual salary through the fiscal year ending June 30, 2000 at $365,000. The larger cash bonus paid to Mr. Quilty in fiscal 2000 also reflected the need to conserve cash in fiscal 1999, when his 1999 cash bonus was deferred to fiscal 2000. The options granted to Mr. Quilty in fiscal 2000 included anti-dilution options for 176,460 shares, as required by the terms of his individual employment agreement.

                            PROXY STATEMENT, PAGE 20

     On June 15, 2000, the board named Dr. Spana as our president and CEO (formerly executive vice president and chief technology officer). In consideration of his new responsibilities and the board's confidence in his ability to lead Palatin's continued development, the board increased Dr. Spana's base salary from $205,000 to $265,000. Dr. Spana and the other executive officers have waived anti-dilution option terms in their individual employment agreements.

     CERTAIN TAX CONSIDERATIONS. Section 162(m) of the Internal Revenue Code limits the company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The committee believes that at the present time it is unlikely that the compensation paid to any executive officer in a taxable year will exceed $1 million. Therefore, the board has not established a policy for determining which forms of incentive compensation awarded to executive officers will be designed to qualify as "performance based compensation."

Submitted by the Compensation Committee:
John K.A. Prendergast
Robert K. deVeer, Jr.
Kevin S. Flannery


STOCK PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Biotechnology Index (SIC codes 2833-2836) for our last five fiscal years. The graph assumes the investment of $100 in each stock or index on December 29, 1995, and the reinvestment of any dividends (we have never paid a dividend). Our fiscal year end changed from December 31 to June 30 starting with the fiscal year ended June 30, 1996.




                        [GRAPH APPEARS ON FOLLOWING PAGE]



                            PROXY STATEMENT, PAGE 21

                [GRAPH WITH FOLLOWING DATA POINTS APPEARS HERE:]

                     12/95            6/96             6/97            6/98            6/99             6/00
                    -------         -------          -------         -------         -------          -------
Palatin common      $100.00         $100.00           $31.25          $24.69          $22.81           $35.00
Nasdaq composite    $100.00         $112.63          $137.07         $180.09         $255.31          $376.97
Nasdaq biotech      $100.00          $96.85          $101.61         $104.24         $166.68          $399.84


THE ABOVE GRAPH IS FOR HISTORICAL COMPARISON PURPOSES ONLY AND IS NOT A FORECAST OR PROJECTION OF FUTURE STOCK PRICES OR SHAREHOLDER RETURNS.



                           STOCK OWNERSHIP INFORMATION


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the SEC (the Securities and Exchange Commission) require us to disclose late filings of reports of stock ownership and changes in stock ownership by our directors and executive officers. To the best of our knowledge, all of the filings for our directors and executive officers were made on a timely basis in fiscal 2000, except that Kevin Flannery failed to timely report initial ownership on Form 3 for the month of March 2000, and Robert Moussa (a former director) failed to timely report changes in ownership on Form 5 for the fiscal year ended June 30, 2000. Mr. Flannery and Mr. Moussa each subsequently reported the required information on Forms 5 for the fiscal year June 30, 2000. We know of no other failure to file a required form.


                            PROXY STATEMENT, PAGE 22

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

     The tables below show the beneficial stock ownership and voting power, as of October 6, 2000, of:

     o each director, each of the named executive officers, our former CEO, and all current directors and executive officers as a group; and

     o all persons who, to our knowledge, beneficially own more than five percent of the common stock or Series A preferred stock.

"Beneficial ownership" here means direct or indirect voting or investment power over outstanding stock and stock which a person has the right to acquire now or within 60 days after October 6, 2000.

     Some beneficial owners are listed twice in the first table -- once to show their common stock holdings, and once to show their Series A preferred stock holdings. Please note that the common stock amounts shown in the table include the common stock issuable on conversion of Series A preferred stock, so the ownership percentages shown for any person who holds both types of stock should not be added together. Also, share amounts may reflect indirect ownership of shares which another person in the table owns directly. Therefore, the ownership percentages of related persons should not be added together. Please see the footnotes for more detailed explanations of the holdings. Except as otherwise noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and investment power over all shares listed.

     The common stock has one vote per share and the Series A preferred stock has approximately 21.41 votes per share. Voting power is calculated on the basis of the aggregate of common stock and Series A preferred stock outstanding as of October 6, 2000, the record date for the annual meeting. On October 6, 2000, 10,022,924 shares of common stock and 30,917 shares of Series A preferred stock were outstanding.

     The address for all beneficial owners, unless otherwise noted, is c/o Palatin Technologies, Inc., 103 Carnegie Center, Suite 200, Princeton, NJ 08540.




                        [TABLE APPEARS ON FOLLOWING PAGE]



                            PROXY STATEMENT, PAGE 23

                                   MANAGEMENT:
                                                                                                Percent of
                                                                                  Percent of      Voting
     Class                   Name of Beneficial Owner                    Shares     Class         Power
------------------------------------------------------------------------------------------------------------
Common         Carl Spana, Ph.D.                                      443,468(1)     4.2%           *

Common         Stephen T. Wills                                       355,583(3)     3.4%           *

Common         Charles L. Putnam                                      448,295(2)     4.3%           *

Common         John K.A. Prendergast, Ph.D.                           141,673(4)     1.4%           *

Common         Robert K. deVeer, Jr.                                   71,228(5)      *             *

Common         Kevin S. Flannery                                        6,399(6)      *             *

Common         Edward J. Quilty (former CEO)                          515,089(7)     4.9%           *

               All current directors and executive officers         1,466,646(8)    12.8%           *
               as a group (six persons)

-------------------
*Less than one percent.

(1) Includes 428,795 shares which Dr. Spana has the right to acquire under options. Does not include options for 100,000 shares granted subject to stockholder approval of an increase in shares available under the 1996 plan. See "Interest of Management in Share Increase" starting on page 10 above.

(2) Includes 445,295 shares which Mr. Putnam has the right to acquire under options.

(3) Includes 352,583 shares which Mr. Wills has the right to acquire under options. Does not include options for 25,000 shares granted subject to stockholder approval of an increase in shares available under the 1996 plan. See "Interest of Management in Share Increase" starting on page 10 above.

(4) Includes 130,000 shares which Dr. Prendergast has the right to acquire under options. Does not include options for 100,000 shares granted subject to stockholder approval of an increase in shares available under the 1996 plan. See "Interest of Management in Share Increase" starting on page 10 above.

(5) Includes 71,228 shares which Mr. deVeer has the right to acquire under options. Does not include options for 25,000 shares granted subject to stockholder approval of an increase in shares available under the 1996 plan. See "Interest of Management in Share Increase" starting on page 10 above.

                            PROXY STATEMENT, PAGE 24

(6) Includes 6,399 shares which Mr. Flannery has the right to acquire under options. Does not include options for 25,000 shares granted subject to stockholder approval of an increase in shares available under the 1996 plan. See "Interest of Management in Share Increase" starting on page 10 above.

(7) Includes 455,191 shares which Mr. Quilty has the right to acquire under options.

(8) Includes 1,428,957 shares which directors and officers have the right to acquire under options. Does not include options for 275,000 shares granted subject to stockholder approval of an increase in shares available under the 1996 plan. See "Interest of Management in Share Increase" starting on page 10 above.



                        5% OR GREATER BENEFICIAL OWNERS:
                                                                                                Percent of
                            Name of Beneficial Owner                              Percent of      Voting
     Class                                                              Shares      Class          Power
-----------------------------------------------------------------------------------------------------------
Common         Pictet & Cie.(1)                                     1,680,000(2)    16.3%         13.1%

Common         Lindsay A. Rosenwald, M.D.(3)                        1,399,649(4)    13.3%         10.2%

Common         Paramount Capital Asset Management, Inc.(3)            812,811(5)     7.9%          6.9%

Series A       Lindsay A. Rosenwald, M.D.(3)                           15,079(6)    41.9%          3.0%
Preferred

Series A       Paramount Capital Asset Management, Inc.(3)             11,000(7)    34.5%          2.2%
Preferred

Series A       The Aries Trust, a Cayman Islands trust(3)               7,150(8)    22.6%          1.4%
Preferred

Series A       The Aries Domestic Fund(3)                               3,850(9)    12.3%           *
Preferred

-----------------
*Less than one percent.

(1)  Address is 29 Blvd. Georges-Favon, 1204 Geneva, Switzerland.

(2) Includes 280,000 shares which Pictet & Cie. has the right to acquire under warrants.

(3) Address is c/o Paramount Capital, Inc., 787 Seventh Avenue, New York, NY 10019.

(4) Includes 309,595 shares which Dr. Rosenwald, or persons with whom he shares voting and investment power, have the right to acquire under warrants. Dr. Rosenwald shares voting and investment power as to 1,171,056 of the shares shown in the table, with the following persons:

                            PROXY STATEMENT, PAGE 25

          o    RAQ, LLC as to 358,245 shares;
          o    Paramount Capital Asset Management, Inc. as to 812,811 shares;
          o    The Aries Trust as to 478,186 shares;
          o    Aries Domestic Fund, L.P. as to 222,869 shares; and
          o    Aries Domestic Fund II, L.P. as to 111,756 shares.

     These share amounts include common stock issuable on the conversion of Series A preferred stock. Dr. Rosenwald is the president of RAQ, LLC, and is the chairman and sole stockholder of Paramount Capital Asset Management, Inc., which is the investment manager of The Aries Trust and the general partner of Aries Domestic Fund and Aries Domestic Fund II. Dr. Rosenwald and Paramount Capital Asset Management disclaim beneficial ownership of the securities held by the three Aries funds, except to the extent of their pecuniary interest, if any. The table does not include any shares owned or issuable upon exercise of warrants held by employees of Paramount Capital, Inc., of which Dr. Rosenwald is the president, or Paramount Capital Investments, of which Dr. Rosenwald is the chairman and president.

(5) Includes 81,002 shares which Paramount Capital Asset Management, or persons with whom it shares voting and investment power, have the right to acquire under warrants. Paramount Capital Asset Management shares voting and investment power as to all of the shares shown in the table, with the following persons:
          o    Dr. Rosenwald as to 812,811 shares;
          o    The Aries Trust as to 478,186 shares;
          o    Aries Domestic Fund, L.P. as to 222,869 shares; and
          o    Aries Domestic Fund II, L.P. as to 111,756 shares.
     All of the shares owned or purchasable by Paramount Capital Asset Management are also included in the beneficial ownership of Dr. Rosenwald, as explained in note (4) above.

(6) Includes 5,079 shares which Dr. Rosenwald, or persons with whom he shares voting and investment power, have the right to acquire under warrants. Dr. Rosenwald shares voting and investment power as to 10,000 outstanding shares, and 1,000 shares issuable under warrants, with the following persons, as described in note (4) above:
          o    Paramount Capital Asset Management as to 11,000 shares;
          o    The Aries Trust as to 7,150 shares;
          o    Aries Domestic Fund, L.P. as to 3,850 shares.

(7) Includes 1,000 shares which Paramount Capital Asset Management, or persons with whom it shares voting and investment power, have the right to acquire under warrants. Paramount Capital Asset Management shares voting and investment power as to all of the shares shown in the table, with the following persons:
          o    Dr. Rosenwald as to 11,000 shares;
          o    The Aries Trust as to 7,150 shares;
          o    Aries Domestic Fund, L.P. as to 3,850 shares
     All of the shares owned or purchasable by Paramount Capital Asset Management are also included in the beneficial ownership of Dr. Rosenwald, as explained in note (4) above.

                            PROXY STATEMENT, PAGE 26

(8) Includes 650 shares which The Aries Trust, or persons with whom it shares voting and investment power, have the right to acquire under warrants. The Aries Trust shares voting and investment power as to all of the shares shown in the table, with Dr. Rosenwald and Paramount Capital Asset Management. All of the shares owned or purchasable by The Aries Trust are also included in the beneficial ownership of Dr. Rosenwald, as explained in note (4) above.

(9) Includes 350 shares which Aries Domestic Fund, or persons with whom it shares voting and investment power, have the right to acquire under warrants. Aries Domestic Fund shares voting and investment power as to all of the shares shown in the table, with Dr. Rosenwald and Paramount Capital Asset Management. All of the shares owned or purchasable by Aries Domestic Fund are also included in the beneficial ownership of Dr. Rosenwald, as explained in note (4) above.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     JOHN K. A. PRENDERGAST, PH.D. We have described our transactions with Dr. Prendergast above, under the heading "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."


                             OTHER ITEMS OF BUSINESS

     We are not aware of any matters, other than the items of business discussed in this proxy statement, that may come before the meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of stockholders, such proposals must be received at our executive offices, 103 Carnegie Center, Suite 200, Princeton, New Jersey 08540, not later than July 18, 2001. Proposals should be directed to the attention of the Secretary.

     Proposals submitted outside the processes established by the SEC for inclusion of stockholder proposals in a company's proxy statement will be considered untimely if submitted after September 4, 2001.


                            PROXY STATEMENT, PAGE 27

                           ANNUAL REPORT ON FORM 10-K

     Our annual report on Form 10-K for the fiscal year ended June 30, 2000, including the financial statements and schedules but excluding exhibits, is being sent with this proxy statement without charge to each person whose proxy is being solicited.


                           INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement in whole or in part, the compensation committee report and the stock performance graph which follows the report will not be deemed to be incorporated by reference into any such filing.



     Your cooperation in giving this matter your immediate attention and returning your proxy card is greatly appreciated.


                                        By order of the board of directors,


                                        STEPHEN T. WILLS, Secretary
                                        October 17, 2000






                            PROXY STATEMENT, PAGE 28

[face of proxy card]


                           PALATIN TECHNOLOGIES, INC.
           103 CARNEGIE CENTER, SUITE 200, PRINCETON, NEW JERSEY 08540
               ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 15, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Carl Spana, Ph.D. and Stephen T. Wills (each with full power to act without the other) as proxy holders with full power of substitution, to vote all shares of common stock and Series A Convertible Preferred Stock of Palatin Technologies, Inc., a Delaware corporation, held of record by the undersigned as of October 6, 2000, at Palatin's annual meeting of stockholders to be held Wednesday, November 15, 2000, and at any postponement or adjournment of the meeting.

                         (TO BE SIGNED ON REVERSE SIDE.)

[reverse of proxy card]

[X] Please mark your votes as in this example.

1. ELECTION OF DIRECTORS.

  FOR all nominees           WITHHOLD             Nominees:
   listed at right           AUTHORITY              Carl Spana, Ph.D.
(except as indicated     to vote for all the        Charles L. Putnam
  otherwise below)     nominees listed at right     John K.A. Prendergast, Ph.D.
                                                    Robert K. deVeer, Jr.
        [ ]                     [ ]                 Kevin S. Flannery


(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

______________________________________________________


2.   To approve the amendment to the 1996 stock option plan:

               [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. To ratify the appointment of Arthur Andersen LLP as Palatin's independent public accountants for the fiscal year ending June 30, 2001:

               [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

4. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting:

               [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

The proxy holders will vote the shares of the undersigned stockholder as instructed above. If no choice is specified by the stockholder, the proxy holders will vote the shares FOR proposals no. 1, 2 and 3 and on any other matter coming before the meeting in the discretion of the proxy holders.

Theundersigned revokes any proxy previously given to vote or act with respect to such shares and ratifies and confirms all actions which the proxy holders or their substitutes may lawfully do in accordance with the instructions on this proxy card.

Please complete, sign, date and return this proxy card in the enclosed envelope. No postage is required if mailed in the United States.


SIGNATURE(S)_______________________  _____________________  DATE _________, 2000


NOTE: Please date this proxy card and sign your name exactly as it appears on the label. When there is more than one owner, each should sign. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If executed by a corporation, this proxy card should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. Please note any changes in your address alongside the address as it appears on the proxy card.

                                    APPENDIX

                     FILED IN ELECTRONIC FORMAT PURSUANT TO
                      SCHEDULE 14A, ITEM 10, INSTRUCTION 3.
                       NOT DELIVERED TO SECURITY HOLDERS
                                ________________


                           PALATIN TECHNOLOGIES, INC.

                             1996 STOCK OPTION PLAN

1.   PURPOSE.

     The purposes of the 1996 Stock Option Plan (the "Plan") are to induce certain employees, consultants and directors to remain in the employ or service, or to continue to serve as directors, of Palatin Technologies, Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 4 hereof at the time of the grant thereof.



2.   EFFECTIVE DATE OF THE PLAN.

     The Plan became effective on August 28, 1996, by action of the Board, subject to ratification by stockholders of the Company.



3.   STOCK SUBJECT TO PLAN.

     2,500,000 of the authorized but unissued shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.   COMMITTEE.

     The Committee shall consist of two or more members of the Board both or all of whom shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The President of the Company shall also be a member of the Committee, ex-officio, whether or not he or she is otherwise eligible to be a member of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Board shall serve as the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.



5.   ADMINISTRATION.

     Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 5 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive. The Board may, at any time, exercise any of the powers of the Committee.



6.   ELIGIBILITY.

     A. An Option may be granted only to (i) an employee or consultant of the Company or a Subsidiary, (ii) a director of the Company who is not employed by the Company or any of the Subsidiaries (a "Non-Employee Director") and (iii) employees of a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, whether by exchange or purchase of stock, purchase of assets, merger or reverse merger or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume or for which the Company has agreed to provide substitute options.

     B. (i) On August 28, 1996, each Non-Employee Director shall be granted an Option (a "Non-Employee Director's Formula Option") to purchase 20,000 shares of the Common Stock at the initial per share option price of $1.36 per share.

     (ii) At the first meeting of the Board immediately following the annual meeting of the Stockholders of the Company held following the effective date of the Plan, and at the first meeting of the Board immediately following each subsequent annual meeting of the Stockholders of the Company, each Non-Employee Director shall be granted an Option (a "Non-Employee Director's Formula Option") to purchase 10,000 shares (after giving effect to the reverse stock split effected on September 5, 1997) of the Common Stock at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

     (iii) Each Non-Employee Director who becomes a director subsequent to the adoption date of the Plan, shall be granted, as of a date determined by the Board, which date shall be not earlier than the date he or she agrees to become a director and not later than the date he or she becomes a director, an Option (a "Non-Employee Director's Formula Option") to purchase the number of shares (after giving effect to the reverse stock split effected on September 5, 1997) of the Common Stock determined by the Board, but not more than 10,000 shares, at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

     (iv) A Non-Employee Director may not exercise a Non-Employee Director's Formula Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the first anniversary of such date. A Non-Employee Director may (i) during the period commencing on the first anniversary of the date of the granting of a Non-Employee Director's Formula Option to him or her and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-fourth of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day next preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to one-half of the shares granted thereby, (iii) during the period commencing on such third anniversary and ending on the date next preceding the fourth anniversary of the date of the granting of such Option, exercise such Option with respect to three-fourths of the shares granted thereby and (iv) during the period commencing on such fourth anniversary and ending on the date of the expiration of such Option, exercise such Option with respect to all of the shares granted thereby.

7.   OPTION PRICES.

     A. Except as otherwise provided in Sections 6 and 17, the initial per share option price of any Option shall be the price determined by the Committee, but not less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

     B. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be determined by the Committee as follows:

     (i) If the Common Stock is listed on the OTC Electronic Bulletin Board, its fair market value shall be the closing selling price on such date for the Common Stock as reported on the OTC Electronic Bulletin Board. If there are no sales of the Common Stock on that date, then the reported closing selling price for the Common Stock on the next preceding date for which such closing selling price is quoted shall be determinative of fair market value; or,

     (ii) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market System or the Nasdaq SmallCap Market System, its fair market value shall be the reported closing selling price for the Common Stock on the principal securities exchange or national market system on which the Common Stock is at such date listed for trading. If there are no sales of Common Stock on that date, then the reported closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or,

     (iii) If the Common Stock is not traded on the OTC Electronic Bulletin Board, an exchange, or a national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.



8.   OPTION TERM.

     Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 17, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock of the Company at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; provided, further, however, that the term of each Non-Employee Director's Formula Option shall be ten years from the date of the granting thereof.



9.   LIMITATIONS ON AMOUNT OF OPTIONS GRANTED.

     A. Except as otherwise provided in Section 17, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

     B. Except as otherwise provided in Section 17, no Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 500,000 shares of the Common Stock.



10.  EXERCISE OF OPTIONS.

     A. Except as otherwise provided in Section 17 and except as otherwise determined by the Committee at the time of the grant of an Option other than a Non-Employee Director's Formula Option, a Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the first anniversary of such date. Except as otherwise set forth in Sections 9A and 17 and in the preceding sentence, a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him or her and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-fourth of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day next preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to one-half of the shares granted thereby, (iii) during the period commencing on such third anniversary and ending on the date next preceding the fourth anniversary of the date of the granting of such Option, exercise such Option with respect to three-fourths of the shares granted thereby and (iv) during the period commencing on such fourth anniversary and ending on the date of the expiration of such Option, exercise such Option with respect to all of the shares granted thereby.

     B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

     C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified.

     D. Except in the case of a Non-Employee Director's Formula Option, the Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

     E. Notwithstanding any other provision of the Plan to the contrary, including, but not limited to, the provisions of Section 10D, if any Participant shall have effected a "Hardship Withdrawal" from a "401(k) Plan" maintained by the Company and/or one or more of the Subsidiaries, then, during the period of one year commencing on the date of such Hardship Withdrawal, such Participant may not exercise any Option. For the purpose of this paragraph E, a Hardship Withdrawal shall mean a distribution to a Participant provided for in Reg. ss. 1.401(k)- 1(d)(1)(ii) promulgated under Section 401(k)(2)(B)(i)(iv) of the Code and a 401(k) Plan shall mean a plan which is a "qualified plan" within the contemplation of section 401(a) of the Code which contains a "qualified cash or deferred arrangement" within the contemplation of section 401(k)(2) of the Code.

11.  TRANSFERABILITY.

     No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him or her may be exercised only by him or her.



12.  TERMINATION OF EMPLOYMENT.

     A. Unless otherwise provided by the committee, in the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and/or as a Non-Employee Director of the Company, whether voluntarily or otherwise, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant's termination of employment or service and the date of termination specified in such Option. Notwithstanding the foregoing, if a Participant's employment by the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company is terminated for "cause" (as defined herein), each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith.

     B. For purposes of the foregoing, the term "cause" shall mean: (i) the commission by a Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by a Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries or (iv) continued alcohol or other substance abuse that renders a Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.



13.  ADJUSTMENT OF NUMBER OF SHARES.

     A. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Sections 6B and 9B shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Common Stock referred to in Sections 6B and 9B, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

     B. In the event that there shall be any change, other than as specified in
Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Sections 6B and 9B, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan.

     C. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

     D. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate.

     E. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of Section 13A, each Option, to the extent not theretofore exercised, shall terminate forthwith.



14.  PURCHASE FOR INVESTMENT, WITHHOLDING AND WAIVERS.

     A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Par ticipant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

     B. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

     C. In the case of each non-incentive stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine.



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15.  NO STOCKHOLDER STATUS.

     Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.



16.  NO RESTRICTIONS ON CORPORATE ACTS.

     Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.



17.  OPTIONS GRANTED IN CONNECTION WITH ACQUISITIONS.

     In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company or a Subsidiary (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. Such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 19 that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.



18.  NO EMPLOYMENT OR SERVICE RIGHT.

     Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary or require the Company to continue any Participant as a director of the Company.



19.  TERMINATION AND AMENDMENT OF THE PLAN.

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options

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may be granted under the Plan (as adjusted in accordance with the provisions of
Section 13), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised; provided, however, the provisions of the Plan governing the grant of Non-Employee Director's Formula Options may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are employees of the Company or a Subsidiary and shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the Rules of the Securities and Exchange Commission promulgated under Section 16 of the Exchange Act. Except as otherwise provided in Section 13, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.



20.  EXPIRATION AND TERMINATION OF THE PLAN.

     The Plan shall terminate on August 27, 2006 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.



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